                                                                     EXHIBIT 10e

                                      LEASE


                             DATED: NOVEMBER 5, 1992

                   JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

                                       AND

                              TRIPLE I CORPORATION

                               TABLE OF CONTENTS

ARTICLE I SUMMARY OF BASIC LEASE PROVISIONS ................................  1

1.1  BASIC DATA ............................................................  1
1.2  DEFINITIONS ...........................................................  2

ARTICLE II DESCRIPTIONS OF PREMISES AND APPURTENANT RIGHTS; ................  3

2.1  LOCATION OF PREMISES ..................................................  3
2.2  APPURTENANT RIGHTS AND RESERVATIONS ...................................  3

ARTICLE III TERM OF LEASE; CONSTRUCTION ....................................  4

3.1  COMMENCEMENT DATE .....................................................  4
3.2  DELIVERY OF PREMISES ..................................................  4
3.4  CONSTRUCTION OF IMPROVEMENTS ..........................................  4

ARTICLE IV RENT ............................................................  6

4.1  RENT ..................................................................  6
4.2  BASE RENT .............................................................  6

ARTICLE V USE OF PREMISES ..................................................  7

5.1  PERMITTED USE .........................................................  7
5.2  ALTERATIONS ...........................................................  8

ARTICLE VI ASSIGNMENT AND SUBLETTING .......................................  9

6.1  PROHIBITION ...........................................................  9
6.2  ACCEPTANCE OF RENT FROM TRANSFEREE .................................... 10

ARTICLE VII RESPONSIBILITY FOR REPAIRS ..................................... 11

7.1  REPAIRS ............................................................... 11

ARTICLE VIII SERVICES TO BE FURNISHED BY LANDLORD .......................... 12

8.1  CLEANING SERVICES ..................................................... 12
8.2  OTHER SERVICES ........................................................ 13

ARTICLE IX REAL ESTATE AND OTHER TAXES; OTHER EXPENSES ..................... 13

9.1  LANDLORD TO PAY REAL ESTATE TAXES ..................................... 13
9.2  TENANT'S SHARE OF REAL ESTATE TAXES ................................... 13

ARTICLE X OPERATING COSTS .................................................. 14

10.1 TENANT'S SHARE OF OPERATING COSTS ..................................... 14

ARTICLE XI INDEMNITY ....................................................... 16

11.1 THE TENANTS INDEMNITY ................................................. 16
11.2 THE TENANT'S RISK ..................................................... 17
11.3 INJURY CAUSED BY THIRD PARTIES ........................................ 17

ARTICLE XII THE LANDLORD'S ACCESS TO PREMISES .............................. 18

12.1 THE LANDLORD'S RIGHT OF ACCESS ........................................ 18
12.2 ACCESS DURING THE LAST MONTH OF TERM .................................. 18


ARTICLE XIII CASUALTY ...................................................... 18

13.1  DEFINITIONS OF "SUBSTANTIAL DAMAGE" & "PARTIAL DAMAGE" ............... 18
13.2  PARTIAL DAMAGE TO THE BUILDING ....................................... 18
13.3  SUBSTANTIAL DAMAGE TO THE BUILDING ................................... 19
13.4  ABATEMENT OF RENT .................................................... 19
13.5  MISCELLANEOUS ........................................................ 19

ARTICLE XIV EMINENT DOMAIN ................................................. 20

14.1  RIGHTS OF TERMINATION FOR TAKING ..................................... 20
14.2  PAYMENT OF AWARD ..................................................... 20
14.3  ABATEMENT OF RENT .................................................... 21
14.4  MISCELLANEOUS ........................................................ 21

ARTICLE XV INSURANCE ....................................................... 21

15.1  PUBLIC LIABILITY AND PROPERTY INSURANCE .............................. 21
15.2  NON-SUBROATION ....................................................... 22
15.3  EXTRA HAZARDOUS USE .................................................. 22

ARTICLE XVI DEFAULT ........................................................ 24

16.1  TENANT'S DEFAULT ..................................................... 24
16.2  REMEDIES UPON DEFAULT ................................................ 25
16.3  DAMAGES UPON TERMINATION ............................................. 25
16.4  COMPUTATION OF RENT FOR PURPOSES OF DEFAULT .......................... 26
16.5  RIGHTS OF LANDLORD IN BANKRUPTCY ..................................... 26

ARTICLE XVII MISCELLANEOUS PROVISIONS ...................................... 27

17.1  WAIVER ............................................................... 27
17.2  COVENANT OF QUIET ENJOYMENT .......................................... 27
17.3  NO PERSONAL LIABILITY OF THE LANDLORD ................................ 27
17.4  NOTICE TO MORTGAGE AND GROUND LESSOR; OPPORTUNITY TO CURE ............ 28
17.5  NO BROKERAGE ......................................................... 28
17.6  INVALIDITY OF PARTICULAR PROVISIONS .................................. 28
17.7  PROVISIONS BINDING, ETC .............................................. 28
17.8  RECORDING ............................................................ 29
17.9  NOTICES .............................................................. 29
17.10 WHEN LEASE BECOMES BINDING ........................................... 29
17.11 PARAGRAPH HEADINGS ................................................... 30
17.12 RIGHTS OF MORTGAGEE .................................................. 30
17.13 STATUS REPORT; MODIFICATION .......................................... 31
17.14 SECURITY DEPOSIT ..................................................... 31
17.15 SELF-HELP ............................................................ 32
17.16 RELIEF LIMITED ....................................................... 32
17.17 HOLDING OVER ......................................................... 32
17.18 CERTIFICATE .......................................................... 32

EXHIBIT A  PLAN SHOWING THE PREMISES ....................................... 34

EXHIBIT B  DESCRIPTION OF LOT .............................................. 35

EXHIBIT C  RULES AND REGULATIONS ........................................... 38

                                      LEASE

         This instrument is an Indenture of Lease between John Hancock Mutual Life Insurance Company (the "Landlord") and Triple I Corporation (the "Tenant").

         The parties to this instrument hereby agree with each other as follows:


                                    ARTICLE I

                        SUMMARY OF BASIC LEASE PROVISIONS

1.1      BASIC DATA

Date:                                 November 5, 1992

Landlord:                             John Hancock Mutual Life Insurance Company

Present Mailing Address of Landlord:  Hancock Realty Investors, Inc.
                                      200 Berkeley Street, P.O. Box 111
                                      Boston, MA 02118

Tenant:                               Triple I Corporation

Present Mailing Address of Tenant:    650 Suffolk Street
                                      Lowell, MA 01853

Lease Premises:                       Premises on the first floor of the
                                      building known as 847 Rogers Street,
                                      Lowell, MA 01853, shown on Exhibit A.

Rentable Area:                        11,118 rentable square feet

Lease Term:                           Thirty six (36) calendar months (plus
                                      the partial month, if any, immediately
                                      following the Commencement Date).

Commencement Date:                    November 6, 1992

Rental Commencement Date:             November 6, 1992

Base Rent:                            See Section 4.2

Security Deposit:                     One (1) months rent ($6,400.00).

Tenant's Parking Spaces:              Non-exclusive right to thirty nine (39)
                                      parking space.

Tenant's Proportionate Share:         19.8%

1.2      DEFINITIONS

         As used in this Lease, the terms defined in this Section 1.2 shall have the following meanings:

         BROKER: Meredith & Grew, Incorporated, 160 Federal Street, Boston, MA 02110-1701; Palladins, 100 Corporate Place, Suite 106, Peabody, MA 01960.

         BUILDING: as defined in Section 2.1.

         BUILDING MANAGER: Meredith & Grew, or such other managing agent as may be designated by the Landlord.

         LEASE: this lease agreement including all of its Exhibits as executed and delivered, as amended from time to time, pursuant to the terms hereof.

         LEASE YEAR: as defined in Section 10.1 (c).

         LOT: the land area described in Exhibit B, subject to minor adjustments by the Landlord from time to time during the Lease Term.

         OPERATING COSTS: as defined in Section 10.1 (c).

         OPERATION: as defined in Section 10.1 (c) (1).

         PARTIAL LEASE YEAR: as defined in Section 10.1 (c).

         PARTIAL DAMAGE: as defined in Section 13.1.

         PERMITTED USE: General office, light manufacturing, research and development, and uses accessory thereto (as permitted by applicable law).

         PREMISES: as defined in Section 2.1.

         PROPERTY: as defined in Section 10.1 (c) (1).

         RULES & REGULATIONS: as set forth in Exhibit F and as the same may be amended by the Landlord from time to time.

         SUBSTANTIAL DAMAGE: as defined in Section 13.1.

         TAXES: as defined in Section 9.1.

                                   ARTICLE II

                 DESCRIPTION OF PREMISES AND APPURTENANT RIGHTS;
                                NET RENTABLE AREA

2.1      LOCATION OF PREMISES

         The Landlord hereby leases to the Tenant and the Tenant hereby accepts from the Landlord, the premises (the "Premises") identified on Exhibit A in the Landlord's building located on land owned by the Landlord (the "Lot"), known as 847 Rogers Street, Lowell, MA (the "Building"). Nothing in Exhibit A shall be treated as a representation that the Premises (other than the Rentable Area thereof described in Section 1.1 shall be precisely of the dimensions or shapes as shown, it being the intention of the parties only to show diagrammatically, rather than precisely, on Exhibit A the layout of the Premises.

2.2      APPURTENANT RIGHTS AND RESERVATIONS

         Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto: (a) the common facilities included in the Building or Lot, including common walkways, driveways and ramps; (b) the parking facility (including the visitor's parking area and parking spaces reserved for the handicapped) to the extent of the number of Tenant's Parking Spaces, at location which may from time to time be designated by Landlord; and (c) the pipes, ducts, conduits, wires and appurtenant equipment serving the Premises. Such rights shall always be subject to the Rules and Regulations set forth in Exhibit C attached hereto an incorporated herein by reference, as the same maybe amended by the Landlord from time to time and such other reasonable rules and regulations from time to time established by the Landlord by suitable notice, and to the right of the Landlord to designate and change from time to time areas and facilities so to be used.

         Not included in the Premises are the roof and all exterior perimeter walls of the space identified in Exhibit A, except the inner surfaces thereof and the interior doors and windows. The Tenant agrees that the Landlord shall have the right to place in the Premises (but in such a manner as not unreasonably to interfere with the Tenant's use of the Premises) utility lines, telecommunication lines, shafts, pipes and the like, for the use and benefit of Landlord and other tenants in the Building, and re replace and maintain and repair such lines, shafts, pipes, and the like, shall not be deemed part of the Premises under this Lease.


                                   ARTICLE III

                           TERM OF LEASE; CONSTRUCTION

3.1      COMMENCEMENT DATE

         The Term of this Lease shall be the period specified in Section 1.1 hereof as the "Lease Term" and the term shall commence on the Commencement Date.

         Tenant shall, in all events, be treated as having commenced beneficial use of the Premises when it begins to move into the Premises furniture and equipment for its regular business operations.

3.2      DELIVERY OF PREMISES

         Landlord shall deliver the premises to Tenant on the Commencement Date broom clean and free of tenants and occupants, but otherwise "AS IS" as to condition and layout. Tenant, at Tenant's sold risk, may, upon prior notice to Landlord and in accordance with the terms herein, construct its leasehold improvement and install its furniture, furnishings and equipment. Tenant shall construct the leasehold improvements in accordance with the requirements of
Section 3.4 hereof and Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony with Landlord and contractors working for Landlord and with other tenants and occupants in the Building.

3.3      CONSTRUCTION OF IMPROVEMENTS

         (a) Tenant shall construct all leasehold improvements to the Premises in accordance with the provisions of this Section. Once installed, all such leasehold improvements with the exception of a 50 Hz generator shall be part of the Premises and shall be the sole property of Landlord. Landlord shall have no obligation to construct any leasehold improvements to the Premises.

         (b) All leasehold improvements constructed by Tenant within the Premises shall be done in accordance with plans and specifications first approved by Landlord. Tenant shall submit to Landlord for Landlord's approval all plans and specifications for Tenant's construction of any leasehold improvements, alterations or additions in or to any part of the Premises. Landlord shall review such plans and specifications as submitted within thirty
(30) business days after the receipt thereof and shall notify Tenant if Landlord approves or disapproves such plans and specifications. If Landlord disapproves such plans, Landlord shall specify the reasons for its disapproval of any aspect of such plans. Tenant shall prepare any revisions to such plans and specifications which may be necessary as a result of Landlord's disapproval and complete and revise the same so that the plans are satisfactory to, and have been approved by, Landlord within seven (7) business days after Landlord's request for revisions of the same. Landlord and Tenant shall initial the plans and specifications after the same have been submitted by Tenant and approved by Landlord. Tenant agrees that Tenant's construction shall be built in accordance with such final plans and specifications meet all federal, state and local governmental requirements, including, without limitation, all applicable zoning laws, building codes, environmental codes, rules, ordinances or regulations, and any applicable laws and regulations regarding accommodations for handicapped persons. Landlord shall not be deemed unreasonable for withholding approval of any improvements, alternations or additional which (i) adversely affect any structural, mechanical, plumbing HVAC electrical or exterior elements of the Building, or (ii) will require unusual expense to re-adapt the Premises to normal warehouse use on termination of the Lease or (iii) will increase the cost of construction or of insurance or taxes on the Building or the Premises, unless Tenant agrees in writing to pay all such costs. Tenant shall provide Landlord with a full set of as-built plans for the Premises so improved upon completion of such improvements.

         (c) All construction work in the Premises shall be done by contractors and laborers approved by Landlord, in a good and workman like manner and in compliance with the Lease, all applicable laws and ordinances, regulations and order of governmental authority and insurers of the Building or the Premises. Tenant further covenants that it shall 1 not employ or permit the use of any contractors or laborers or otherwise take any action in connection with any work to the Premises which might in any was result in a labor dispute or disharmony with any personnel providing services at the Building. Before Tenant begins any work, it shall secure all licenses and permits necessary therefore and cause each contractor to carry (1) workmen's compensation insurance in statutory amounts covering all the contractor's subcontractor's employees, (2) comprehensive public liability insurance with such limits as Landlord may reasonably require, but in no event less than $1,000,000, and (3) property damage insurance with limits of not less than $1,000,000 (all such insurance to be written in companies approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance; and secure casualty insurance against loss or damage to Tenant's work pending completion and deliver evidence of such insurance to Landlord. Tenant agrees to pay promptly when due the entire cost of any work done in the Premises by Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection with its work to attach the Premises and immediately discharge any such work liens which may attach. Landlord may inspect the work at any time. Tenant shall indemnify Landlord and hold it harmless from and against any cost, claim or liability arising from any work done by or at the direction of Tenant. All work shall be done so as to minimize interference with other tenants and with Landlord's operation of the Building or other construction work being done by Landlord.


                                   ARTICLE IV

                                      RENT

4.1      RENT

         The Base Rent (specified in Section 1.1 hereof) and any additional rent or other charges payable pursuant to this Lease (collectively or individually, "Rent"), shall be payable by the Tenant to the Landlord at Landlord's mailing address or such other place as the Landlord may from time to time designate by notice to the Tenant without prior demand therefore and without any offset or deduction whatsoever except at otherwise specifically provided for in this Lease.

         (a) The Rent shall be payable in advance on the first day of each and every calendar month during the term of this Lease, except as otherwise provided in Subsection (b) of this Section 4.1.

         (b) The Rent for the first calendar month of the Lease Term is due and payable at the time of execution and delivery of the Lease. If the Commencement Date occurs on a day other than the first day of a calendar month, the Tenant shall pay to the Landlord on the first day of the succeeding calendar month a pro rata payment of Rent for the Partial month from the Commencement Date to the first day of the succeeding calendar month. Such payment, together with the payment made by the Tenant upon execution and delivery of the Lease, shall constitute payment for the first full calendar month of the Lease Term plus the partial month, if any, immediately following the Commencement Date.

         (c) Rent for any partial month shall be paid by the Tenant to the Landlord at such rate on a pro rata basis. Other charges payable by the Tenant on a monthly basis, as hereinafter provided, shall likewise be prorated.

         (d) Rent, additional rent and any other sums due hereunder not paid on the date shall bear interest at the rate of 1% per month or fraction thereof (or at any lesser maximum legally permissible rate) from 5 days past the due date until paid.

4.2      BASE RENT

         Rent for November 6, 1992 through November 30, 1993 shall be at a monthly rate of $6,717.00 ($7.25 per rentable square foot); Rent for December 1, 1993 through November 30, 1994 shall be at a monthly rate of $7,180.00 ($7.75 per rentable square foot); Rent for December 1, 1994 through November 30, 1995 shall be at a monthly rate of $7,643.62 ($8.25 per rentable square foot).


                                    ARTICLE V

                                 USE OF PREMISES

5.1      PERMITTED USE

         Tenant agrees that the Premises shall be used and occupied by Tenant only for the purpose specified as the Permitted Use thereof in Section 1.2 of this Lease, and for no other purpose or purposes.

         Tenant further agrees to conform to the following provisions during the entire term of this Lessee:

         (a) Tenant will not place on the exterior of exterior walls (including both interior and exterior surfaces of windows and doors) or on any part of the Building outside the Premises, any signs, symbols, advertisement or the like visible to public view outside of the Premises without the prior consent of Landlord. Without limitation, lettering on windows is expressly prohibited.

         (b) The Tenant, at its expense, shall comply with all rules, ordinances, orders, regulations and requirements of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions and governing insurance rating bureaus; and shall not do or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by any governmental authority, Board of Fire Underwriters or any other similar body having jurisdiction, or insurance rating bureaus; and shall keep the Premises equipped with all safety appliances or equipment required by any governmental authority, Board of Fire Underwriters or other similar body or governing insurance rating bureau by reason of the Tenant's particular use of the Premises or the location of partition, trade fixtures or other contents of the Premises; and shall procure all licenses, permits or other approvals required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way the Permitted Use of the Premises;

         (c) The Tenant, at its expenses, shall comply with all rules, ordinances, orders, permit conditions and regulations of governmental authorities now or hereafter in force and with any lawful direction of any public officer, in each case to the extent the same are applicable to the Premises or the use and maintenance thereof. If the Tenant receives notice of any violation of law, ordinance, order, permit conditions or regulation applicable to the Premises or the use and maintenance thereof, it shall give prompt written notice thereof to the Landlord;

         (d) [The Tenant shall not place a load upon any floor of the Premises exceeding the load which such floor was designed to carry or that which is allowed by law, whichever is less. The Landlord reserves the right to limit the weight of safes and other heavy objects and to designate their position. The Tenant shall not move any safes or heavy objects in or out of the Building without the Landlord's prior consent;]

         (e) The Tenant shall not commit or suffer to be committed any waste upon the Premises or any public or private nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant in the Building, nor, without limiting the generality of the foregoing, shall the Tenant make any unusual noises in the Building, cause or permit any offensive odors to be produced upon the Premises, or use any apparatus, machinery or device in or about the Premises which shall cause any damage to the Building or the Premises or any vibration outside of the Premises;

         (ee) The Tenant shall be permitted to utilize the premises for the manufacturing of its products subject to applicable law.

         (f) The electricity furnished to the Premises shall be separately metered. The tenant shall pay directly to the supplier of electricity , within thirty (30) days of invoice therefor, the entire cost of such electricity consumed in the Premises. The Tenant shall not, without the Landlord's written consent in each instance, connect to the electrical distribution system any fixtures, appliances or equipment other than lamps, typewriters and similar small office machines which operate on a voltage not in excess of 120, or make any alteration or addition to the electrical system of the Premises; and

         (g) The Tenant shall continuously occupy the Premises during the Lease Term, subject to temporary interruptions for causes beyond the Tenant's reasonable control. The Tenant shall comply and shall cause its employees, agents and invitees to comply with the Rules and Regulations of the Building as set forth in Exhibit E and such changes therein and other reasonable rules and regulations as the Landlord shall from time to time establish for the proper regulation of the Building and the Lot, provided that such additional rules and regulations shall be of general application to all the tenants in the Building.

5.2      ALTERATIONS.

         The Tenant shall not make alterations, additions or improvements to the Premises, except with the prior written consent of the Landlord.

         All alterations, additions and improvements made by the Tenant to the Premises shall remain therein and, at the termination of the Lease, shall be surrendered as a part thereof, except for trade fixtures and equipment (as distinguished from leasehold improvement) installed prior to or during the term of this Lease at the Tenant's sole cost. Such trade fixtures and equipment may be removed by the Tenant if the Tenant is not then in default hereunder and if such removal shall not result in permanent damage to the Premises or the Building. The Tenant shall remove such trade fixtures and equipment at the termination of the Lease if requested to do so by the Landlord. The Tenant shall at its expense promptly repair any and all damage to the Premises or the Building resulting from any removal of such fixtures and equipment.

         Any personal property which shall remain in the Building or on the Premises after the expiration of earlier termination of the Lease shall conclusively be deemed to have been abandoned by the Tenant, and either may be retained by the Landlord as its own property or may be disposed of by sale, storage or otherwise as the Landlord shall see fit, all at the Tenant's expense. Notwithstanding the foregoing, the Tenant will, upon request of the Landlord after the expiration or termination of the Term hereof, promptly remove from the Building any such personal property, or if any part of such personal property shall be sold, the Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of sale, the costs of moving and storage, and arrears of Rent, additional rent or other charges payable hereunder or any damages in which the Landlord may be entitled.

                                   ARTICLE VI

                            ASSIGNMENT AND SUBLETTING

6.1      PROHIBITION

         Notwithstanding any other provisions of this Lease, the Tenant shall not assign or otherwise transfer, voluntarily or involuntarily, this Lease or any interest herein or sublet (which term, without limitation, shall include granting of concessions, licenses and the like) or allow any other person to occupy the whole or any part of the Premises, without, in each instance, the prior written consent of the Landlord. This prohibition does not include any assignment, subletting or other transfer which would occur by merger, consolidation, reorganization, acquisition, transfer or other change of the Tenant's corporate or proprietary structure, including a change in the partners of any partnership, and the sale, pledge or other transfer of any of the issued and outstanding capital stock of any corporate Tenant (unless such stock is publicly traded on a recognized security exchange or over-the-counter market), provided however, that the Tenant's business continues to operate in the Premises prior to said merger, assignment or other transaction.

         Notwithstanding the above, any request by Tenant for Landlord's consent to an assignment or a sublease of the premises ("Transfer", and the party to whom the Transfer shall be directed shall hereinafter be referred to as "Transferee") shall include (i) the name and address of the proposed Transferee;
(ii) the nature of the proposed Transferee's business and proposed use of the Premises; (iii) complete information as to the financial condition and standing of the proposed Transferee, including a copy of the proposed Transferee's most recent quarterly and annual financial statements; (iv) the terms and conditions of the proposed Transfer; and (v) such other information as Landlord shall reasonably request. Landlord shall have the right to meet and interview the proposed Transferee or its managing officers.

         Landlord shall not unreasonably withhold consent to a proposed Transfer, provided, however, a refusal based on any of the following factors shall be deemed a reasonable refusal of consent to a Transfer: (i) the proposed Transferee's expected use of the Premises is not consistent with the use, image and character which the Landlord desires to promote for the Building; or (ii) the proposed Transferee's balance sheet for the previous 8 months does not reflect a cash flow which would cover the rental obligations set forth herein, when added to the Transferee's other obligations of its operation. In no event shall a failure by Landlord to approve a proposed Transferee cause a termination of this Lease.

         Tenant may, without prior consent of the Landlord, but with prior written notice, assign this Lease, or sublet all or any portion of the Premises, to a wholly-owned subsidiary of the Tenant or an affiliate of the Tenant. For the purposes of this Lease, the term "affiliate" shall mean any corporation that controls, is controlled by, or is under common control with, the Tenant; as used in the preceding clause, the term "control" shall mean the right to exercise more than 50% of the voting rights attributable to the shares of the controlled corporation.

         In any case, where the Landlord shall consent to such assignment, other transfer or subletting, the Tenant originally named herein shall remain fully liable for Tenant obligations hereunder, including, without limitation , the obligation to pay the rent and other amounts provided under this Lease, and the Tenant also hereby agrees to pay to the Landlord, within fifteen (15) days of billing therefor, all legal and other fees incurred by the Landlord in connection with reviewing and approving any such assignment, other transfer or subletting. The Tenant shall give written notice to the Landlord of the terms of any such proposed assignment or sublease and the Landlord shall be entitled to 50% net profits from any such sublease or assignment. Net profit shall be calculated by first allowing Tenant to recover any actual construction inducement and other related costs including brokerage fees, given to the subtenant or assignee. It shall be a condition to the validity of any permitted assignment or other transfer or subletting that the assignee or transferee or sublessee agree directly with the Landlord, in form satisfactory to the Landlord, to be bound by all Tenant obligations hereunder, including, without limitation, the obligation to pay rent and other amounts provided for under this Lease and the covenant against further assignment or other transfer or subletting.

6.2      ACCEPTANCE OF RENT FROM TRANSFEREE.

         The acceptance by the Landlord of the payment of Rent, additional rent or other charges following an assignment, subletting or other transfer prohibited by this Article VI shall not be deemed to be a consent by the Landlord to any such assignment, subletting or other transfer, nor shall the same constitute a waiver of any right or remedy of the Landlord.


                                   ARTICLE VII

                           RESPONSIBILITY FOR REPAIRS

7.1      REPAIRS.

         From and after the date that possession of the Premises is delivered to the Tenant and until the end of the Lease Term, the Tenant shall keep the Premises and every part thereof in good order, condition and repair, reasonable wear and tear and damage by unavoidable casualty only excepted; and the Tenant shall surrender the Premises at the end of the Lease Term in such condition. Except as may be provided in Articles XIII and XIV, the Landlord agrees to keep in good order, condition and repair the structural and exterior portions of the Building and the common areas and facilities and common equipment in the Building, except any condition caused by any act, omission or neglect of the Tenant or any contractor of the Tenant or any party for whose conduct the Tenant is responsible. Without limitation, the Landlord shall not be responsible to make any improvements or repairs other than as expressly provided in this Section, and the Landlord shall not be liable for any failure to make such repairs unless the Tenant has given notice to the Landlord of the need to make such repairs and the Landlord has failed to commence to make such repairs within a reasonable time thereafter.

         In addition to the requirements of Section 3.4 herein, whenever the Tenant shall make repairs, alterations, decorations, additions, removals, or improvements (including the installation of any equipment other than normal light business office equipment) in or to the Premises:

         (a) No material or equipment shall be incorporated in or added to the Premises in connection with any such repair, alteration, decoration, addition, removal or improvement which is subject to or claimed to be subject to any lien, charge, mortgage, or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. Any mechanic's or materialmen's lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to the Tenant, shall be immediately discharged by the Tenant, at the Tenant's expense, by filing the bond required by law or otherwise. If the Tenant fails so to discharge any lien, the Landlord may do so at the Tenant's expense and the Tenant shall reimburse the Landlord for all expenses and costs incurred by the Landlord in so doing immediately after rendition of a bill therefor by the Landlord to the Tenant.

         (b) All installations or work done by or for the Tenant shall be at its own expense and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) plans and specifications (which shall be prepared by and at the expense of the Tenant) theretofore submitted to and approved in writing by the Landlord.

         (c) The Tenant shall procure all necessary permits before undertaking any work in the Premises and shall do all such work in a good and workmanlike manner, employing new materials of first class quality and shall defend, save harmless, exonerate and indemnify the Landlord from all injury, loss or damage to any person or property occasioned by such work. The Tenant shall cause contractors employed by the Tenant to carry and maintain in force during the continuance of any work being performed for the Tenant Worker's Compensation Insurance in accordance with statutory requirements and Comprehensive Public Liability Insurance and Automobile Liability Insurance covering such contractors on or about the Premises in amounts reasonably acceptable to the Landlord and to submit certificates evidencing such coverage to the Landlord prior to the commencement of such work.

         (d) The Tenant shall not, at any time prior to or during the Term of this Lease, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any repair work or the making of any alteration, improvements or additions or otherwise, if such employment will interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by the Landlord, Tenant or others. In the event of any such interference or conflict, the Tenant, upon demand of the Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.


                                  ARTICLE VIII

                      SERVICES TO BE FURNISHED BY LANDLORD

8.1      LANDLORD SERVICES.

         The Landlord shall maintain the Building and the access roadways and drives and the parking areas and landscaping immediately adjacent to the Building in which the demised premises are located. The Landlord shall provide heating, ventilating and air conditioning as normal seasonal changes may require during normal building operating hours. Landlord shall also provide cleaning.

         The Landlord shall furnish water at City temperature for ordinary cleaning, toilet, lavatory and drinking purposes. If the Tenant uses or consumes water for any other purpose, it shall reimburse the Landlord therefor, and for any related sewer charge, as reasonably estimated by the Landlord or, at its election, metered. In the latter event, the Tenant shall pay the cost of the meter and its installation and maintenance. Such reimbursement shall be made as and when bills are rendered. All water piping and equipment shall be installed and maintained by the Landlord at the Tenant's expense.

8.2      CAUSES BEYOND CONTROL OF THE LANDLORD.

         The Landlord shall in no event be liable for failure to perform any of its obligations under this Lease when prevented from doing so by causes beyond its control, including, without limitation, labor dispute, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish services required under this Lease or because of war or other emergency, or for any cause due to any act, neglect or default of the Tenant or the Tenant's servants, contractors, agents, employees, licensees or any person claiming by, through or under the Tenant, and in no event shall the Landlord ever be liable to the Tenant for any indirect or consequential damages under the provisions of this Section 8.2 or any other provision of this Lease.


                                   ARTICLE IX

                   REAL ESTATE AND OTHER TAXES; OTHER EXPENSES

9.1      LANDLORD TO PAY REAL ESTATE TAXES.

         Landlord shall be responsible for the payment, before the same becomes delinquent, of all general and special taxes, including assessments for local improvements, and other governmental charges which may be lawfully charged, assessed or imposed (herein collectively called the "Taxes") upon the Building and the Lot. However, if authorities having jurisdiction assess real estate taxes, assessments or other charges which Landlord considers excessive, Landlord may defer compliance therewith to the same extent permitted by the laws of the jurisdiction in which the same are located, so long as the validity or amount thereof is contested by Landlord in good faith, and so long as Tenant's occupancy of the Premises is not disturbed.

9.2      TENANT'S SHARE OF REAL ESTATE TAXES.

         With reference to the Taxes described in Section 9.1, it is agreed as follows:

         (a) Tenant shall pay to Landlord Tenant's Proportionate Share of an increase in Taxes assessed against the Building and the Lot over the fiscal year 1993 Taxes during the term of this Lease. The Tenant shall pay to the Landlord pro rated monthly installments on account of projected increased Taxes for the Lease Year, calculated by the Landlord on the basis of the most recent Tax data or budget available, with an adjustment made to account for actual increase in Taxes for such Lease Year. If the total of such monthly installments in any Lease Year is greater than the actual increase in Taxes for such Lease Year, the Tenant shall be entitled to a credit against the Tenant's base rental obligations hereunder in the amount of such difference. If the total of such monthly installments is less than the actual Taxes for such Lease Year, the Tenant shall pay to the Landlord the amount of such difference promptly upon billing therefor.

         (c) If some method or type of taxation or assessment shall replace in whole or in part, the current method of assessment of real estate taxes, or the type thereof, Tenant agrees that Tenant shall pay Tenant's equitable share of the same computed in a fashion consistent with the method of computation herein provided, to the end that Tenant's cost on account thereof shall be, to the maximum extent practicable, the same as Tenant would bear under the foregoing paragraphs.

         (d) If a tax (other than a net income tax) is assessed on account of the rents or other charges payable by Tenant Landlord under this Lease, Tenant agrees to pay the same within ten (10) days after billing therefor, unless applicable law prohibits the payment of such tax by the Tenant. Tenant's obligation to make payment of the same shall be applicable irrespective of the party to which the tax is assessed.

                                    ARTICLE X

                                 OPERATING COSTS

10.1     TENANT'S SHARE OF OPERATING COSTS.

         (b) Tenant shall pay, as additional rent, the Tenant's Proportionate Share of increases in Operating Costs over the calendar year 1993 actual expenses. The Tenant shall pay to the Landlord pro rata monthly installments on account of projected Operating Costs for the Lease Year, calculated by the Landlord on the basis of the most recent Operating Costs data or budget available, with an adjustment made to account for actual increased Operating Costs for such Lease Year. If the total of such monthly installments in any Lease Year is greater than the actual Operating Costs for such Lease Year, the Tenant shall be entitled to a credit against the Tenant's base rental obligations hereunder in the amount of such difference. If the total of such monthly installments is less than the actual Operating Costs for such Lease Year, the Tenant shall pay to the Landlord the amount of such difference promptly upon billing therefor.

         (c) For the purposes of this Article "Lease Year" shall mean any fiscal year from January 1 to December 31, except that the first Lease Year during the term of this Lease shall commence on the Commencement Date and end on the next following December 31 and the last Lease Year during the term of this Lease shall end on the date this Lease terminates (each of such first and last Lease Years are referred to in the immediately preceding paragraph (b) as a "Partial Lease Year"); and "Operating Costs" shall include:

               (1) All expense incurred by the Landlord or its agents which shall be directly related to employment of day and night supervisors, janitors, handymen, carpenters, engineers, firemen, mechanics, electricians, plumbers, guards, cleaners, secretaries and other personnel (including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on the Landlord or its agents pursuant to any collective bargaining agreement), for services in connection with the operation, management, minor repair, maintenance, cleaning and protection (collectively, "the Operation") of the Building, the Building heating, ventilating, air conditioning, electrical, plumbing, fire protection and other systems and the Lot (collectively, "the Property"), and personnel engaged in supervision of any of the persons mentioned above;

               (2) The cost of services, materials and supplies furnished or used in the Operation of the Property;

               (3) The cost of replacements for tools and equipment used in the Operation of the Property;

               (4) The amounts paid to managing agents and for legal, accounting and other professional fees relating to the Operation of the Property, but excluding such fees paid in connection with negotiations for leases;

               (5)   Insurance premiums;

               (6) Costs for electricity, steam and other utilities required in the Operation of the Property;

               (7)   Water and sewer use charges;

               (8)   The costs of snow-plowing and removal and landscaping;

               (9) Amounts paid to independent contractors for services, materials and supplies furnished for the Operation of the Property;

               (10) All other expenses incurred in connection with the Operation of the Property;

               (11) Any replacement of capital equipment will be amortized over the useful life of the capital item.

               Operating Costs shall be computed on all accrual basis and shall be determined in accordance with generally accepted accounting principles consistently applied. They may be incurred directly or by way of reimbursement, and shall include taxes applicable thereto. The following shall be excluded from Operating Costs:

               (1) Salaries of officers and executives of the Landlord not connected with the Operations of the Property;

               (2)   Depreciation;

               (3)   Expenses relating to tenants' alterations;

               (4)   Interest on indebtedness;

               (5) Expenses for which the Landlord, by the terms of this Lease or any other lease, makes a separate charge;

               (6)   Real estate taxes; and

               (7)   Leasing fees or commissions.

               All Operating Costs shall be reduced by the amount (net of collection costs) of any insurance reimbursement, discount or allowance received by the Landlord in connection with such costs.


                                   ARTICLE XI

                                    INDEMNITY

11.1     THE TENANT'S INDEMNITY.

         To the maximum extent permitted by law, the Tenant shall indemnify and save harmless the Landlord, the directors, officers, agents and employees of the Landlord and those in privity of estate with the Landlord, from and against all claims, expenses or liability of whatever nature (a) arising from any default, act, omission or negligence of the Tenant, or the Tenant's contractors, licensees, agents, servants or employees or the failure o the Tenant or such persons to comply with any rule, order, regulation or lawful direction now or hereafter in force of any public authority, in each case to the extent the same are related, directly or indirectly, in the Premises or the Building, or the Tenant's use thereof; or (b) arising directly or indirectly from any accident, injury or damage, however caused, to any person or property on or about the Premises; or (c) arising, directly or indirectly, out of default or breach by the Tenant under any of the terms or covenants of this Lease or in connection with any equipment or installations to be maintained or repaired by the Tenant; or (d) arising directly or indirectly, from any accident, injury or damage to any person or property occurring outside the Premises but within the Building, or on the Lot where such accident, injury or damage results, or is claimed to have resulted from, any act, omission or negligence on the part of the Tenant, or the Tenant's contractors, licensees, agents, servants, employees or customers of anyone claiming by or through the Tenant; provided, however, that in no event shall the Tenant be obligated under this Section 11.1 to indemnify the Landlord, the directors, officers, agents and employees of the Landlord, or those in privity of estate with the Landlord, where such claim, expense or liability results solely from any omission, fault, negligence or other misconduct of the landlord or the officers, agents or employees of the Landlord on or about the Premises or the Building.

         This indemnify and hold harmless agreement shall include indemnity against all expenses and liabilities incurred in or in connection with any such claim of proceeding brought thereon, and the defense thereof with counsel acceptable to the Landlord or counsel selected by an insurance company which has accepted liability for any such claim.

11.2     THE TENANT'S RISK.

         The Tenant agrees to use and occupy the Premises and to use such other portions of the Building and the Lot as the Tenant is herein given the right to use at the Tenant's sole risk; and to the fullest extent permitted by law the Landlord shall have no responsibility or liability for any loss of or damage to furnishings, fixtures, equipment or other personal property of the Tenant or of any persons claiming by, through or under the Tenant.

11.3     INJURY CAUSED BY THIRD PARTIES.

         The Tenant agrees that the Landlord shall not be responsible or liable to the Tenant, or to those claiming by, through or under the Tenant for any loss or damage resulting to the Tenant or those claiming by, through or under the Tenant, or its or their property, that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or in any part of the Building, or for any loss or damage from the breaking, bursting, stopping or leaking of electric cables and wires, and water, gas, sewer or steam pipes or like matters.


                                   ARTICLE XII

                        THE LANDLORD'S ACCESS TO PREMISES

12.1     THE LANDLORD'S RIGHT OF ACCESS.

         The Landlord shall have the right to enter the Premises at all reasonable hours for the purpose of inspecting or of making repairs, alterations or additions to the premises or the Building, and the Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees or purchasers of any part of the Building. To assure access by the Landlord to the Premises, the Tenant shall provide the Landlord with duplicate copies of all keys to be used in emergencies only used by the Tenant in providing access to the Premises.

         For a period commencing twelve (12) months prior to the expiration of the term of this Lease, the Landlord may have reasonable access to the Premises at all reasonable hours for the purpose of exhibiting the same to prospective tenants.

12.2     ACCESS DURING THE LAST MONTH OF TERM.

         If during the last month of the Lease Term, the Tenant shall have removed all of the Tenant's property therefrom, the Landlord may immediately enter and alter, renovate and redecorate the Premises without elimination or abatement of rent, or incurring liability to the Tenant for any compensation, and such acts shall have no effect upon otherwise applicable terms of this Lease.

                                  ARTICLE XIII

                                    CASUALTY

13.1     DEFINITION OF "SUBSTANTIAL DAMAGE" AND "PARTIAL DAMAGE".

         The term "substantial damage", as used herein, shall refer to damage which is of such a character that in the Landlord's reasonable opinion the same cannot, in ordinary course, be expected to be repaired within 120 calendar days from the time that such repair work would commence. Any damage which is not "substantial damage" is "partial damage".

13.2     PARTIAL DAMAGE.

         If during the Lease Term there shall be partial damage to the Building by fire or other casualty and if such damage shall materially interfere with the Tenant's use of the Premises as contemplated by this Lease, the Landlord shall promptly proceed to restore the Building to substantially the condition in which it was immediately prior to the occurrence of such damage.

         If during the Lease Term there shall be a partial damage to the Premises by fire or other casualty, the Landlord shall promptly proceed to restore the Premises to substantially the condition it was immediately prior to the occurrence of such damage.

13.3     SUBSTANTIAL DAMAGE.

         If during the Lease Term there shall be substantial damage to the Building by fire or other casualty and if such damage shall materially interfere with the Tenant's use of the Premises as contemplated by this Lease, or there shall be substantial damage to the Premises, the Landlord shall promptly restore the Building or the Premises, as applicable to the extent reasonably necessary to enable the Tenant's use of the Premises, unless the Landlord, within forty-five (45) days after the occurrence of such damage, shall give notice to the Tenant of the Landlord's election to terminate this Lease. The Landlord shall have the right to make such election in the event of substantial damage to the Building whether or not such damage materially interferes with the Tenant's use of the Premises. If the Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. Notwithstanding the foregoing, if the damage has not been substantially completed within nine (9) months of the casualty, Tenant may elect to terminate the lease.

13.4     ABATEMENT OF RENT.

         If during the Lease Term the Building or the Premises shall be damaged by fire or casualty and if such damage shall materially interfere with the Tenant's use of the Premises as contemplated by this Lease, a just proportion of the Rent and other charges payable by the Tenant hereunder shall abate proportionately for the period in which, by reason of such damage, there is such interference with the Tenant's use of the Premises.

13.5     MISCELLANEOUS.

         In no event shall the Landlord have any obligation to make any repairs or perform any restoration work under this Article XIII if prevented from doing so by reason of any cause beyond its reasonable control, including without limitation, the requirements of any applicable laws, codes, ordinances, rules or regulations, or in the event of damage to or destruction of any portion of he Building which is not fully covered by the insurance proceeds received by Landlord, or in the event that any portion of the insurance proceeds must be paid over to or are retained by the holder of any mortgage or deed of trust on the Building or Lot, and in such events Landlord may terminate this Lease by written notice to the Tenant, given within thirty (30) days after the date of notice to Landlord that said damage or destruction is not so covered or that the proceeds are not available for repair of the damage or destruction. Further, the Landlord shall not be obligated to make any repairs or perform any restoration work to any fixtures in or portions of the Premises or the Building which were constructed or installed by or for some party other than the Landlord or which are not the property of the Landlord or if the damage arises out of an act or omission of Tenant.


                                   ARTICLE XIV

                                 EMINENT DOMAIN

14.1     RIGHTS OF TERMINATION FOR TAKING.

         If the Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) physically unsuitable for the Tenant's purposes, shall be taken by condemnation or right of eminent domain (including a temporary taking in excess of 180 days), the Landlord or the Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after the Tenant has been deprived of possession.

         Further, if so much of the Building (which may include the Premises) of the Lot shall be so taken or condemned or shall receive any direct or consequential damage by reason of anything done pursuant to public or quasi-public authority such that continued operation of the same would, in the Landlord's reasonable opinion, be uneconomical, the Landlord shall have the right to terminate this Lease by giving notice to the Tenant of the Landlord's desire so to do not later than thirty (30) days after the effective date of such taking.

         Should any part of the Premises be so taken or condemned or receive such damage and should this Lease be not terminated in accordance with the foregoing provisions, the Landlord shall promptly after the determination of the Landlord's award on account thereof, expend so much as may be necessary of the net amount which may be awarded to the Landlord in such condemnation proceedings in restoring the Premises to an architectural unit that is reasonably suitable to the uses of the Tenant permitted hereunder. Should the net amount so awarded to the Landlord be insufficient to cover the cost of so restoring the Premises, in the reasonable estimate of the Landlord, the Landlord may, but shall have no obligation to, supply the amount of such insufficiency and restore the premises to such an architectural unit, with reasonable diligence, or may terminate this Lease by giving notice to the Tenant not later than a reasonable time after the Landlord has determined the estimated cost of such restoration.

14.2     PAYMENT OF AWARD.

         The Landlord shall have and hereby reserves and excepts, and the Tenant hereby grants and assigns to the Landlord, all rights to recover for damages to the Building and the Lot and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking or damage, as aforesaid. The Tenant covenants to deliver such further assignments and assurances thereof as the Landlord may form time to time request, hereby irrevocably designating and appointing the Landlord as its attorney-in-fact to execute and deliver in the Tenant's name and behalf all such further assignments thereof. Nothing contained herein shall be construed to prevent the Tenant from prosecuting in any condemnation proceedings a separate claim for the value of any of the Tenant's trade fixtures installed in the Premises by the Tenant at the Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable hereunder by the Landlord from the taking authority.

14.3     ABATEMENT OF RENT.

         In the event of any such taking of the Premises, the Rent and other charges, or a fair and just proportion thereof, according to the nature and extent of the damage sustained, shall be suspended or abated, as appropriate and equitable in the circumstances.

14.4     MISCELLANEOUS.

         In no event shall the Landlord have any obligation to make any repairs under this Article XIV if prevented from doing so by reason or any cause beyond its reasonable control, including requirements of any applicable laws, codes, ordinances, permit conditions, rules or regulations. Further, the Landlord shall not be obligated to make any repairs to any portions of the Premises or the Building which were constructed or installed by or for some party other than the Landlord or which were not the property of the Landlord.


                                   ARTICLE XV

                                    INSURANCE

15.1     PUBLIC LIABILITY AND PROPERTY INSURANCE.

         The Tenant agrees to maintain in full force from the date upon which the Tenant first enters the Premises for any reason, throughout the Lease Term, and thereafter so long as the Tenant is in occupancy of any part of the Premises, a policy of comprehensive public liability insurance, written on an occurrence basis and including contractual liability coverage to cover any liabilities assumed under this Lease, insuring against all claims for injury to or death of persons or damage to property on or about the Premises or arising out of the use of the Premises and under which the Landlord, and such other persons as are in privity of estate with the Landlord (as may be set forth in a notice given from time to time by the Landlord) and the Tenant are named as insureds, as their respective interests appear, each with the same effect as if separately insured. The minimum limits of liability of such insurance shall be: Bodily injury - $1,000,000 per occurrence and in the aggregate over the term of the policy, and Property Damage - $1,000,000 per occurrence. The Landlord shall have the right from time to time to increase such minimum limits upon notice to the Tenant, provided that any such increase shall provide for coverage in amounts similar to like coverage being carried on like property in the greater Boston area.

         The Tenant shall also maintain in full force and effect from the date upon which the Tenant first enters the Premises for any reason, throughout the Lease Term and thereafter so long as the Tenant is in occupancy of any part of the Premises property insurance covering the Tenant's furnishings, fixtures, equipment or other personal property of the Tenant written on an "All Risk" basis for full replacement cost, and such other insurance as the Landlord may, from time to time, reasonably require. Without limiting the provisions of
Section 11.2, if the Tenant fails to take out or maintain any policy of insurance required by this Article XV to be taken out and maintained, such failure shall be compete defense to any claim asserted by the Tenant against the Landlord by reason of any loss sustained by the Tenant that would have been covered by such policy.

         Each such policy shall be non-cancellable and non-amendable with respect to the Landlord and such designees of the Landlord without thirty (30) days' prior notice to the Landlord, and a duplicate original of certificate thereof shall be delivered to the Landlord.

15.2     NON-SUBROGATION.

         Insofar as, and to the extent that, the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Premises are located (even though extra premium may result therefrom), the Landlord and the Tenant mutually agree that, with respect to any hazard which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof. In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If, at the request of one party, this release and non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective. If the release of either party provided above shall contravene any law with respect to exculpatory agreements, the liability of the party for whose benefit such release was intended shall remain but shall be secondary to that of the other party's insurer.

15.3     EXTRA HAZARDOUS USE.

         The Tenant covenants and agrees that the Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which would invalidate or be in conflict with insurance coverage maintained by or for the Landlord with respect to the Building or which would increase the rate of insurance on the Premises or on the Building above the standard rate applicable to the Premises or the Building for the use to which the Tenant has agreed to devote the Premises; and the Tenant further agrees that, in the event that the Tenant shall do any of the foregoing, the Tenant will, at Landlord's election, cease such activity or promptly pay to the Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as additional rent hereunder.

         Tenant shall not cause or permit any hazardous or toxic wastes, hazardous or toxic substances or hazardous or toxic materials (collectively, "Hazardous Materials") to be used, generated, stored or disposed of on, under or about, or transported to or from, the Premises (collectively, "Hazardous Materials Activities") without first receiving Landlord's written consent, which may be withheld for any reason and revoked at any time. If Landlord consents to any such Hazardous Materials Activities, Tenant shall conduct them in strict compliance (at Tenant's expense) with all applicable Regulations, as hereinafter defined, and using all necessary and appropriate precautions to prevent any spill, discharge, release or exposure to persons or property. Landlord shall not be liable to Tenant for any loss, cost, expense, claims, damage or liability arising out of any Hazardous Materials Activities by Tenant, Tenant's employees, agents, contractors, licensees, customers or invitees, whether or not consented to by Landlord. Tenant shall indemnify, defend with counsel acceptable to Landlord, and hold Landlord harmless from and against any and all loss, costs, expenses, claims, damages or liabilities arising out of all Hazardous Materials Activities on the Premises, whether or not consented to by Landlord, which obligation shall survive the termination of this Lease. For purposes hereof, Hazardous Materials shall include but not be limited to substances defined as "hazardous substances", "toxic substances", or "hazardous waste" in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Federal Hazardous Materials Transportation Act, as amended; and the Federal Resource Conservation and Recovery Act, as amended ("RCRA"); those substances defined as "hazardous wastes" in the Massachusetts Hazardous Waste Facility Siting Act, as amended (Massachusetts General Laws Chapter 21D); those substances defined as "hazardous materials" or "oil" in Massachusetts General Laws Chapter 21E, as amended; and as such substances are defined in any regulations adopted and publication promulgated pursuant to any of said laws (collectively, "Regulations"). If Landlord consents to any Hazardous Materials Activities, prior to using, storing or maintaining any Hazardous Materials on or about the Premises, Tenant shall provide Landlord with a list of the types and quantities thereof, and shall update such list as necessary for continued accuracy. Tenant shall also provide Landlord with a copy of any Hazardous Materials inventory statement required by any applicable Regulations, and any update filed in accordance with any applicable Regulations. If Tenant's activities violate or create a risk of violation of any Regulations or cause a spill, discharge, release or exposure to any persons or property, Tenant shall cease such activities immediately upon notice from Landlord. Tenant shall immediately notify Landlord both by telephone and in writing of any spill, discharge, release or exposure of Hazardous Materials or of any condition constituting an "imminent hazard" under any Regulations. Landlord, Landlord's representatives and employees may enter the Premises at any time during the Term to inspect Tenant's compliance herewith, and may disclose any spill, discharge, release, or exposure or any violation of any Regulations to any governmental agency with jurisdiction. Nothing herein contained shall prohibit Tenant from using minimal quantities of cleaning fluid and office supplies which may constitute Hazardous Materials but which are customarily present in premises devoted to office use, provided that such use is in compliance with all Regulations and shall be subject to all of the other provisions of this
Section 15.3.


                                   ARTICLE XVI

                                     DEFAULT

16.1     TENANT'S DEFAULT.

         The occurrence of any of the following shall constitute an "Event of Default" on the part of the Tenant:

         a) the Tenant shall fail to pay the Rent or other charges on or before the date on which the same becomes due and payable and the same continues for ten (10) days (up to two times per year) after the date the same becomes due hereunder, or

         b) the Tenant shall fail to perform or observe any other term or condition contained in this Lease within thirty (30) days after notice from the Landlord thereof, unless such default is of such a nature that it cannot be cured within such thirty (30) day period, in which case no event of default shall occur unless the Tenant shall not commence to cure such failure promptly within such ten (10) day period and thereafter continuously and diligently complete the curing of the same, or

         c)    the Tenant shall vacate or abandon the Lease Premises, or

         d) if the Tenant's interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article VI,

         e) except as otherwise provided by applicable law, if the estate hereby created shall be taken on execution or by other process of law, or if the Tenant shall be judicially declared bankrupt or insolvent according to law, or if any assignment shall be made of the property of the Tenant for the benefit of creditors, or if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of the Tenant's property by a court of competent jurisdiction, or if a petition shall be filed for the reorganization of the Tenant under any provisions of law now or hereafter enacted, and such proceeding is not dismissed within forty-five (45) days after it is begun, or if the Tenant shall file a petition for such reorganization, or for arrangements under any provisions of such laws providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts.

16.2     REMEDIES UPON DEFAULT.

         (a) If an Event of Default occurs, Landlord shall have the right, with or without notice or demand, immediately to terminate this Lease, and at any time thereafter recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity be reason of Tenant's default or of such termination.

         (b) Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Section 16.2(a) hereof, and Landlord may enforce all of its rights and remedies under this Lease, including, without limitation, the right to recover Rent as it becomes due. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession.

16.3     DAMAGES UPON TERMINATION.

         Should Landlord terminate this Lease pursuant to the provisions of
Section 16.2(a) hereof, Landlord shall have all the rights and remedies of a landlord in law or in equity. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from Tenant: (i) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the rental value of the Premises for the balance of the Term after the time of award exceeds the rental value of the Premises for the balance of the Term; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course, would be likely to result therefrom. Tenant further covenants, as an additional cumulative obligation after any such termination, to punctually pay to Landlord all sums and perform all obligations which Tenant covenants in this Lease to pay and to perform, as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to this Section 16.3, Tenant shall be credited with any amount paid to Landlord pursuant to this Section 16.3 and also (in respect of the amounts referred to in (i) and (ii)) the net proceeds of rent obtained by Landlord by reletting the Premises through the time of award, after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commission, fees for legal services and expenses of preparing the Premises for reletting it being agreed by Tenant that Landlord may (x) relet the Premises or any part thereof for a term or terms which may at Landlord's option be equal or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its sole judgement considers advisable or necessary to relet the same and (y) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet to collect rent under Landlord's reletting of the Premises shall operate or be construed to release or reduce Tenant's liability as aforesaid. The "time of award" shall refer to such time as (I) Tenant shall, as a settlement of the amounts due pursuant to this Section 16.3, pay to Landlord such sums pursuant to a written agreement in form and substance satisfactory to Landlord or (II) the date on which a judgment shall be entered in a court of competent jurisdiction to the effect that Tenant shall pay Landlord the amounts due and owing pursuant to this Section 16.3. The "worth at the time of award" of the amounts referred to in (i) and (ii) shall mean such amounts together with interest at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law. The "worth at the time of award" of the amount referred to in (iii) shall mean such amounts as computed by referenced to competent appraisal evidence or the formula prescribed by and using the lowest discount rate permitted under applicable law.

16.4     COMPUTATION OF RENT FOR PURPOSES OF DEFAULT.

         For purposes of computing unpaid Rent which would have accrued and become payable under this Lease pursuant to the provisions of Section 16.3, unpaid Rent shall consist of the sum of:

         (1)   the total Base Rent for the balance of the Term, plus

         (2) a computation of the Operating Expenses and Taxes for the balance oft he Term, the assumed Operating Expenses for the calendar year of the default and each future calendar year in the Term to be equal to the Operating Expenses and Taxes for the calendar year prior to the year in which the default occurs compounded at a per annum rate equal to the mean average rate of inflation for the preceding five (5) calendar years as determined by the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index (All Urban Consumers, All Items, 1967 equals 100) for the metropolitan Area or Region of which Boston, Massachusetts is a part. If such Index is discontinued or revised, the average rate of inflation shall be determined by reference to the index designated as the successor or substitute index by the government of the United States, plus

         (3)   the amounts, if any, designated in Section 4.1.

16.5     RIGHTS OF LANDLORD IN BANKRUPTCY.

         Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency, by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to in this Article XVI.


                                  ARTICLE XVII

                            MISCELLANEOUS PROVISIONS

17.1     WAIVER.

         Failure on the part of the Landlord to complain of any action or non-action on the part of the Tenant, no matter how frequently the same may occur or how long the same may continue, shall never by a waiver by the Landlord of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by the Landlord shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of the Landlord to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary the Landlord's consent or approval to or of any subsequent similar act by the Tenant. No option or right granted to the Tenant to renew this Lease or to extend the Lease Term shall be considered to give the Tenant any further option or right to renew or extend.

17.2     COVENANT OF QUIET ENJOYMENT.

         Subject to the terms and provisions of this Lease and on payment of the rent and compliance with all of the terms and provisions of this Lease, the Tenant shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by the Landlord or by any persons lawfully claiming under the Landlord; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

17.3     NO PERSONAL LIABILITY OF THE LANDLORD.

         The Tenant agrees to look solely to the Landlord's then equity interest in the Building at the time owned, or in which the Landlord holds an interest as ground lessee, for recovery of any judgment from the Landlord; it being specifically agreed that neither the Landlord (whether the Landlord be an individual, partnership, firm, corporation, trustee or other fiduciary) nor any of the partners comprising the Landlord, nor any beneficiary of any trust of which any person holding the Landlord's interest is trustee nor any successor in interest to any of the foregoing shall ever by personally liable for any such judgment, or for the payment of any monetary obligation to the Tenant. The covenants of the Landlord contained in this Lease shall be binding upon the Landlord and the Landlord's successors only with respect to breaches occurring during the Landlord's and the Landlord's successors' respective periods of ownership of the Landlord's interest hereunder.

17.4     NOTICE TO MORTGAGEE AND GROUND LESSOR; OPPORTUNITY TO CURE.

         After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with the Landlord, as ground lessee, which includes the Premises as a part of the demised premises, no notice from the Tenant to the Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of the Landlord's defaults by such holder or ground lessor shall be treated as performance by the Landlord. Accordingly, no act or failure to act on the part of the Landlord which would entitle the Tenant under the terms of this Lease, or by law, to be relieved of the Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) the Tenant shall have first given written notice of the Landlord's act or failure to act to such holder or ground lessor, if any, specifying the act or failure to act on the part of the Landlord which could or would give basis to the Tenant's rights; and (ii) such holder or ground lessor, after receipt of such notice, has failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this paragraph shall be deemed to impose any obligation on any such holder or ground lessor to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the Lot and Building if any such holder or ground lessor elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist.

17.5     NO BROKERAGE.

         The Tenant warrants and represents that the Tenant has dealt with no broker other than the Broker in connection with the consummation of this Lease, and, in the event of any brokerage claims, other than claims by the Broker, against the Landlord predicated upon prior dealings with the Tenant named herein, the Tenant agrees to defend the same and indemnify the Landlord against any such claim. Landlord shall be responsible for the payment to Broker of any commission arising out of this Lease.

17.6     INVALIDITY OF PARTICULAR PROVISIONS.

         If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and been forced to the fullest extent permitted by law.

17.7     PROVISIONS BINDING, ETC.

         Except as herein otherwise expressly provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of the Landlord and the Tenant and, if the Tenant shall be an individual, upon and to his heirs, executors, administrators, legal representatives, successors and assigns. Each term and each provision of this Lease to be performed by the Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of the Tenant is not intended to constitute a consent to assignment by the Tenant, but has reference only to those instances in which the Landlord may later give consent to a particular assignment as required by those provisions of Article VI hereof.

If the Tenant be several persons, natural or corporate, the liability of such persons for compliance with the obligations of the Tenant under this Lease shall be joint and several. In all instances where the Tenant is required under this Lease to pay any sum or do any act at or by a particular time it is agreed that time is of the essence.

17.8     RECORDING.

         The Tenant agrees not to record this Lease.

17.9     NOTICES.

         Whenever, by the terms of this Lease, notice shall or may be given either to the Landlord or to the Tenant, such notice shall be in writing and shall be sent by registered or certified mail, postage prepaid or by so-called "express" mail (such as Federal Express or U.S. Postal Service Express Mail);

               If intended for the Landlord, addressed to the Landlord at the address set forth on the first page of this Lease, or to such other address or addresses as may from time to time hereafter be designated by the Landlord by like notice.

               with a copy to :      Meredith & Grew Incorporated
                                     160 Federal Street
                                     Boston, Massachusetts 02110-1701

               If intended for the Tenant, addressed to the Tenant at the address set forth on the first page of this Lease, or to such other address or addresses as may from time to time hereafter be designated by the Tenant by like notice.

         All such notices shall be effective two (2) days after deposited in the United States mail within the Continental United States or when received by the "express" mail carrier, as the case may be.

17.10    WHEN LEASE BECOMES BINDING.

         Employees or agents of the Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of , or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both the Landlord and the Tenant. All negotiations, consideration, representations and understandings between the Landlord and the Tenant are incorporated herein and may be modified or altered only by written agreement between the Landlord and the Tenant, and no act or omission of any employee or agent of the Tenant, and no act or omission of any employee or agent of the Landlord shall alter, change or modify any of the provisions hereof.

17.11    PARAGRAPH HEADINGS.

         The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

17.12    RIGHTS OF MORTGAGEE.

         (a) If any holder of a mortgage or holder of a ground lease of property which includes the Premises, originally given to a lender, and executed and recorded subsequent to the date of this Lease, shall so elect, the interest of the Tenant hereunder shall be subordinate to the rights of such holder. If any holder of a mortgage or holder of a ground lease of property which includes the premises, originally given to a lender, and executed and recorded prior to the date of this Lease, shall so elect, this Lease, and the rights of the Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed and delivered, and recorded, or a statutory notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. If in connection with obtaining financing for the Building, a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, the Tenant will not unreasonably withhold, delay or condition its consent thereto, provided that such modifications do not materially increase the obligations of the Tenant hereunder or materially adversely affect the Tenant or the leasehold interest hereby created. No assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the term, or otherwise materially change the rights of the Landlord under this Lease, or to relieve the Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by the Landlord's mortgagees of record, if any. Tenant agrees on request of the Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Section 17.12.

         (b) Notwithstanding anything to the contrary contained in Section 14.15(a) or Section 14.6(b), Tenant shall not be required to subordinate this Lease to any mortgage or to thee lien of any mortgage or sale and leaseback, nor shall the subordination provided herein be self-operative unless the holder of such mortgage or ground lease, as the case may be, shall enter into an agreement with Tenant, recordable in form, to the effect that in the event of foreclosure of, or similar action taken under, such mortgage or ground lease, this Lease shall not be terminated or disturbed by such mortgageholder or ground lessor or anyone claiming under such mortgageholder or ground lessor, as the case may be, so long as Tenant shall not be in Default under this Lease. The form of any such agreement shall not be the form as required by any such mortgagee or ground lessor (consistent with the provisions of this Lease).

17.13    STATUS REPORT; MODIFICATION.

         Recognizing that the Landlord may find it necessary to establish to third parties, such as accountants, banks, mortgagees or the like, the then current status of performance hereunder Tenant agrees to execute in form satisfactory to the Landlord within ten (10) days of a written request therefor a certificate stating (i) that this Lease is then in full force and effect and has not been modified or if modified, setting forth the specific nature of all modifications, (ii) the date to which the Rent and any additional rent or other charges has been paid, (iii) whether or not the Landlord is in default under this Lease, and if the Landlord is in default, setting forth the specific nature of all such defaults) and (iv) any other matters relating to the Lease reasonably requested by Landlord. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance and that not more than one (1) month's Rent has been paid in advance. Without limiting the generality of the foregoing, the Tenant specifically agrees, promptly upon the commencement of the Term hereof, to acknowledge to the Landlord satisfaction of any requirements with respect to construction except for such matters as the Tenant may set forth specifically in such statement. The Tenant acknowledges that any statement delivered pursuant to this Section 17.13 may be relied upon by any purchaser or owner of the Building, or the Lot or any part thereof, or Landlord's interest in the Building or the Lot or any ground or underlying lease, or by any mortgagee, or by any assignee of any mortgagee, or by any lessee under any ground or underlying lease.

17.14    SECURITY DEPOSIT.

         If, in Section 1.1 hereof a security deposit is specified, the Tenant agrees that the same will be paid upon execution and delivery of this Lease, and that the Landlord shall hold the same, throughout the term of this Lease, as security for the performance by the Tenant of all obligations on the part of the Tenant to be kept and performed. The Landlord shall have the right from time to time, without prejudice to any other remedy the Landlord may have on account thereof, to apply such deposit, or any part thereof, to the Landlord's damages arising from any default on the part of the Tenant. Upon such application the amount so applied shall be paid by Tenant to Landlord upon demand in order that the security deposit may at all times be equal to the amount set forth in
Section 1.1. The Tenant not then being in default, the Landlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 17.14, to the Tenant on the expiration or earlier termination of the Lease Term and surrender of possession of the Premises by the Tenant to the Landlord at such time. The Landlord shall, unless otherwise required by law, have no obligation to pay interest on the deposit and shall have the right to commingle the same with the Landlord's other funds. If the Landlord conveys the Landlord's interest under this Lease, the deposit, or any part thereof not previously applied, may be turned over by the Landlord to the Landlord's grantee, and, if so turned over, the Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 17.14, and the return thereof in accordance herewith. The Tenant agrees that the Tenant will not assign, encumber or pledge attempt to assign, encumber or pledge the moneys deposited herein as security, and that neither the Landlord, nor its successors and assigns, shall be bound by any such assignment, encumbrance or pledge, attempted assignment, attempted pledge, or attempted encumbrance.

         The holder of a mortgage of property which includes the Premises shall not be responsible to the Tenant for the return or applicability of any such deposit, whether or not it succeeds to the position of the Landlord hereunder, unless such deposit shall have been in hand by such holder.

17.15    SELF-HELP.

         The Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of moneys which may be necessary or appropriate by reason of the failure or neglect of the Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by the Landlord, the Tenant agrees to pay to the Landlord forthwith upon demand the cost of performing the same, plus an administrative charge (covering overhead and profit) not to exceed 15% of such cost; and if the Tenant shall default in such payment, the Landlord shall have the sane rights and remedies as the Landlord as hereunder for the failure of the Tenant to pay the Rent.

17.16    RELIEF LIMITED.

         Whenever the Tenant shall claim under any provision of this Lease, that the Landlord has unreasonably withheld or delayed is consent to some request of the Tenant, the Tenant shall have no claim for damages by reason of such alleged withholding or delay, and Tenant's sole remedy therefore shall be declaratory or injunctive relief, but in no event without the recovery of damages.

17.17    HOLDING OVER.

         Any holding over by the Tenant after the expiration of the term of this Lease without the written consent or the Landlord shall be treated as a tenancy at sufferance at double the rent specified herein (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease, so far as applicable.

         Any holding over by the Tenant after the expiration of the term of this Lease with the written consent of the Landlord shall be on a month-to-month basis, terminable by either party on thirty (30) days notice and shall be at the same Rent specified herein and shall otherwise be on the terms and conditions set forth herein, so far as applicable.

17.18    CERTIFICATE.

         If the Tenant is a corporation, each of the person executing this instrument on behalf of the Tenant, hereby covenants and warrants that the Tenant is a duly existing and valid and corporation and that the Tenant is qualified to do business in Massachusetts. Further, if the Tenant is a corporation, the Tenant shall deliver to the Landlord, at the time of execution of this Lease, a Clerk's or Secretary's Certificate in the form attached hereto as Exhibit H or other suitable form satisfactory to counsel for the Landlord), as to the due authorization of this Lease and incumbency of the signing officer.

         IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed, under seal, as of the Date set forth in Section 1.1.

                             LANDLORD: JOHN HANCOCK MUTUAL LIFE
                                       INSURANCE COMPANY

                                       By: HANCOCK REALTY INVESTORS, INC.




                                       By: __________________________________
                                           Melina E. Armour, Associate


                             TENANT:   TRIPLE I CORPORATION




                                       By: __________________________________
                                           Juan J. Amodei, Its Chairman & CEO
                                           hereunto duly authorized

                                    EXHIBIT A

                            PLAN SHOWING THE PREMISES

                                    EXHIBIT B

                               DESCRIPTION OF LOT

Land in Lowell and Tewksbury, Middlesex County, Massachusetts shown as Lot 1 on a "Plan of Land in Lowell & Tewksbury, Mass. Prepared for the Iver Company" dated April 2, 1984 by Fleming, Bienvenu & Associates, Inc. recorded with Middlesex North District Deeds Plan Book 143, Plan 104, bounded and described, as follows:

NORTHERLY:                        by Rogers Street, 58.65 feet;

WESTERLY:                         by land of owners unknown, 324.99 feet;

NORTHERLY:                        by land of owners unknown, 94.28 feet;

EASTERLY:                         by land of owners unknown, 17.03 feet;

WESTERLY:                         by land of owners unknown, 153.66 feet;

NORTHWESTERLY:                    by land of owners unknown, 16.76 feet;

SOUTHERLY, WESTERLY
and NORTHERLY:                    by land now or formerly of Duke, 7.21 feet and
                                  410.62 feet;

SOUTHERLY,
SOUTHEASTERLY, EASTERLY,
SOUTHERLY, EASTERLY,
SOUTHEASTERLY and
EASTERLY:                         by Lot 2, as shown on said plan,  291.64 feet,
                                  70.71 feet,  124.00 feet,  209.50 feet,
                                  60.00 feet, 45.93 feet and 16.27 feet;

NORTHERLY:                        by Lot 4, shown on said plan, 429.43 feet;

EASTERLY:                         by said Lot 4 by four courses measuring
                                  138.95 feet, 256,19 feet, 54.63 feet and
                                  100.00 feet.

The following parcels of registered land are included within the above-described premises:

PARCEL 1 (LOT 1 ON LAND COURT PLAN 34845B)

A certain parcel of land in Lowell, Middlesex County, Massachusetts, bounded and described as follows:

NORTHEASTERLY:                    by the southwesterly line of Rogers Street by
                                  two courses measuring respectively: 23.29 feet and 7.62 feet;

WESTERLY:                         by Lot 2 as shown on the plan hereinafter
                                  mentioned, 97.80 feet; and

EASTERLY:                         by land of owners unknown 100.42 feet.

All of the boundaries are located as shown on a plan drawn by Essex Survey Service, Inc. (Land Court Plan No. 34845B) filed with the Land Registration Office with Certificate of Title No. 25071 and the premises described are shown thereon as Lot 1.

PARCEL 2 (LOT 3 ON LAND COURT PLAN 34845B)

A certain parcel of land in Lowell, Middlesex County, Massachusetts, bounded and described as follows:

NORTHERLY                         by Lot 2 as shown on the plan hereinafter
                                  mentioned, 21.05 feet;

EASTERLY:                         by land of owners unknown, 34.25 feet; and

WESTERLY:                         by land of owners unknown; 34.26 feet.

All of the boundaries are located as shown on a plan drawn by Essex Survey Service, Inc. (Land Court Plan No. 34845B) filed with the Land Registration Office with Certificate of Title No. 25071 and the premises described are shown thereon as Lot 3.

PARCEL 3 (LOT 4 ON LAND COURT PLAN NO. 36430C)

A certain parcel of land in Lowell, Middlesex County, Massachusetts, bounded and described as follows:

NORTHERLY:                        by Rogers Street, 35.36 feet;

EASTERLY:                         by Lot 3 on the plan below mentioned by four
                                  courses measuring respectively: 100.00 feet,
                                  54.63 feet, 256.19 feet and 138.95 feet;

NORTHERLY:                        by said Lot 3, 394.73 feet;

SOUTHEASTERLY:                    by land now or formerly of Bournival by a
                                  curved line with a radius of 60.00 feet, a distance of 94.25 feet;

SOUTHERLY:                        by land now or formerly of said Bournival by
                                  two courses measuring respectively: 372.84 feet and 50.10 feet;

WESTERLY:                         by land now or formerly of said Bournival
                                  265.76 feet;

NORTHWESTERLY:                    by Lot 3 shown on Land Court Plan Number
                                  34845B, 34125 feet;

NORTHERLY AND WESTERLY:           by land now or formerly of McDonald's Corp. by
                                  two courses measuring respectively: 73.23 feet and 227.19 feet; and

NORTHWESTERLY:                    by land now or formerly of Richard D.
                                  Bournival, being Lot 1 on said Land Court Plan
                                  No. 34845B, 100.41 feet.

All of the boundaries are located as shown on a plan drawn by Fleming, Bienvenu & Associates, Inc. (Land Court Plan No. 36430C) filed with the Land Registration Office with Certificate of Title No. 25853 and the premises described are shown thereon as Lot 4.

That portion of the unregistered premises which is part of Parcel B on a "Plan of Land in Lowell, Mass. Surveyed for Phoenix Real Estate Corp." dated June 1, 1961 by Dana F. Perkins and Sons. Inc. recorded with said Deeds, Plan Book 105, Plan 93 is entitled to the to the benefit of a 45 foot easement over Parcel A on said plan to Phoenix Avenue (which 45 foot easement is the same as the 45 foot easement over land now or formerly of Duke shown on the plan first mentioned in this Exhibit "A") as set forth in a deed from Joan V.
Sullivan to Odesseus J. Chiungos dated July 7, 1967 recorded with said Deeds, Book 1802, Page 489.

The unregistered premises are entitled to the easements reserved in a deed from Phoenix Real Estate Corporation to John C. MacLellan, Jr. dated October 28, 1964 recorded with said Deeds Book 1673, Page 338.

Said premises are entitled to the benefit of easements as set forth in an Access and Parking Easement dated as of November 10, 1984, recorded with said Deeds Book 2914, Page 256 also filed with said Registry District as Document
No. 103171.

                                    EXHIBIT C

                              RULES AND REGULATIONS

         The Tenant shall observe faithfully, and comply with, and shall not permit the violation of, the Rules and Regulations set forth in this Exhibit C and such additional Rules and Regulations as Landlord may, from time to time, adopt. All of the terms, covenants and conditions of this Exhibit C shall be deemed part of this Lease as though fully set forth in the body of this Lease. In case Tenant disputes the reasonableness of any additional Rules and Regulations hereafter adopted by Landlord, the Tenant's right to dispute the reasonableness of any additional Rule or Regulation shall be deemed waived unless asserted by service of a notice upon the Landlord within ten (10) days after the date upon which the Landlord shall give notice to the Tenant of the adoption of any such additional Rule or Regulation.

         The Tenant agrees:

         1. The sidewalks, entrances, lobbies, corridors, elevators, fire exits and stairways of the Building shall not be encumbered or obstructed by any tenant or its agents, employees, licensees or invitees, or be used for any purpose other than ingress to and egress from the tenant's premises.

         2. If a tenant's premises become infested with vermin due to tenants own misuse of the premises, such tenant, at its sole cost and expense, shall cause its premises to be exterminated by such exterminators as shall be approved the Landlord at such times and to such extent as the Landlord deems necessary to exterminate the vermin.

         3.    No animals or birds shall be allowed in the Building.

         4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweeping, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures by Tenant, its servants, employees, agents. visitors or licensees, shall be borne by Tenant.

         5. Each tenant shall, at its expense, provide artificial light for the employees of Landlord when such are making repairs or alterations in said premises. Landlord shall be in no way responsible to any tenant for loss of property from the premises, however occurring, or for damage done to the furniture or other effects of any tenant by Landlord's agents, other janitors, cleaners, employees or contractors doing work in the premises.

         6. Each tenant shall be responsible for all persons under the tenant's control authorized to have access to the Building and shall be liable to Landlord for all of their acts while in the Building or on the Lot.

         7. No curtains, blinds, shades or screens other than those furnished by Landlord shall be attached to, hung in or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. Such curtain, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

         8. The Landlord reserves the right at any time to change, rescind or waive any one or more of these Rules and Regulations, and to make such other and further reasonable rules and regulations as its judgment may from time to time be necessary for the safety, care, convenience or cleanliness of the Building or for the preservation of comfort or good order therein. The Landlord shall not be liable to any tenant for violation of the same by any other tenant, its agents, employees, licensees or invitees.

                               AMENDMENT TO LEASE

         This Amendment to Lease executed this 31st day of October, 1995 between John Hancock Mutual Life Insurance Company, a corporation ("Landlord") and Triple I Corporation, a corporation ("Tenant").


                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, Landlord and Tenant executed an Indenture of Lease dated November 5, 1992 (the "Original Lease") of premises located at 847 Rogers Street, Lowell, Massachusetts;

         WHEREAS, Landlord and Tenant wish to extend the term of the Lease and to otherwise amend the Lease in accordance with the provisions hereof.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Lease.

         2. The Lease Term, which but for this Amendment is currently scheduled to expire on November 30, 1995, is hereby extended for one (1) period of three (3) years commencing on December 1, 1995 and expiring on November 30, 1998 (the "Extended Term"), unless sooner terminated in accordance with the provisions of the Lease, such extension to be upon all of the same terms and conditions set forth in the Lease, such extension to be upon all of the same terms and conditions set forth in the Lease except as otherwise provided in this Amendment.

         3. The original Premises is hereby expanded by 2,957 square feet as outlined on the attached Exhibit A, and the Premises will be 14,075 square feet as of December 1, 1995.

         4. Tenant's Proportionate Share shall be increased to 26% upon expansion into the 2,957 square feet as outlined in the attached Exhibit A.

         5. During the Extended Term, Basic Rent shall be payable by Tenant at the annual rate of $119,637.50 (being the product of (a) $8.50 and (b) the rentable floor area of the premises (being 14,075 square feet)). For the period prior to December 1, 1995, basic Rent shall continue to be paid by Tenant as set forth in the Lease prior to this Amendment.

         6. Landlord will construct improvements to the Premises as outlined in the specifications attached hereto as Exhibit B. Landlord shall contribute $10,000 towards said improvements and Tenant shall reimburse Landlord promptly in full upon receipt of invoice for the balance of the cost of said improvements.

         7. Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Amendment other than Meredith & Grew, Incorporated. In the event that any claim is made against Landlord relative to dealings by Tenant with any brokers (other than Meredith & Grew, Incorporated), Tenant shall defend the claim with counsel reasonably acceptable to Landlord and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

         8. Except as set forth herein, the Lease shall remain unmodified and in full force and effect.

         EXECUTED as a sealed insturment as of the day and year first written above.

                                         LANDLORD:

                                         JOHN HANCOCK MUTUAL LIFE
                                         INSURANCE COMPANY



                                         By:
                                             ---------------------------------
                                             Melina E. Armour
                                             Its: Associate Investment Officer
                                             Hereunto Duly Authorized


                                         TENANT:

                                         TRIPLE I CORPORATION



                                         By:
                                             ---------------------------------
                                             Its:Chief Financial Officer
                                             Hereunto Duly Authorized

                                    EXHIBIT B
                                (PAGE ONE OF TWO)
                  IMPROVEMENTS TO AREA AS DEFINED IN EXHIBIT A


Demolition

            Remove carpet in first room, main room and hallway including vinyl base
            Scrape floor at old computer room
            Remove 64 lineal feet of existing hallway partition
            Cut in one 3070 door and one 6070 door opening
            Remove debris from site

            Leave existing two floor standing Liebert HVAC units
            Leave 24 lineal feet of existing partition at first room Leave electrical disconnect panels and excess outlets

Drywall

            Patch walls at removed electrical outlets
            Patch & prep walls as required

            Do not create soffitt at reception wall as not being demolished
            Doors

Doors

            Furnish and install one new pair of doors, 6070

Painting

            Paint walls two coats, latex eggshell
            Paint door frames and touch up doors

Ceilings

            Patch back grid at demising walls
            Replace damaged ceiling tiles as required

Flooring

            Furnish and install 26 ounce level loop carpet at main room and first room
            Patch flooring at removed hallway partition

Furnish and install 4" vinyl base
Furnish and install Tarkett VCT in computer room

                                    EXHIBIT B
                                (PAGE TWO OF TWO)
                  IMPROVEMENTS TO AREA AS DEFINED IN EXHIBIT A


Plumbing

            No plumbing, sinks, ejector pump included


HVAC

            Add required ductwork to serve both new and old computer room Relocate six diffusers and relocate one thermostat
            Start up, test & air balance


Work does not include removal of any existing HVAC equipment or moving of existing HVAC equipment

Electrical

            Rework electrical as required at demolished walls
            Add specified outlets per Tenant's list (Does not include 400 volt, triple phase, 15 amp outlet)
            Phone and data excluded

General Conditions

            Building permit
            Supervision
            Insurance
            Progress cleaning and broom clean at completion
            No stamped architectural plans

                                  ATTACHMENT B




October 10, 1995

Karen L. Heinick, RPA
Meredith and Grew, Inc.
160 Federal Street
Boston, MA 02110-1701

RE:   Triple I Expansion Revised Proposal
      847 Rogers Street, Lowell

Dear Karen,

We submit this revised proposal to furnish all labor and materials to construct the following per attached sketch and our discussion:

Demolition
* remove existing carpet in first room, main room, and hallway including vinyl base
*     scrape floor at old computer room
*     remove 64 lineal feet of existing hallway partition
*     cur in one 3070 door and one 6070 door opening
*     remove debris from site

*     existing Liebert units to remain as is
*     existing partition at first room to remain as is
*     existing electrical panels and excess outlets to remain as is

Drywall
*     patch walls at removed electrical outlets
*     parch and prep wails as required

*     soffit at reception area is excluded

Doors
*     furnish and install one new pair of doors, 6070
*     reinstall one 3070 door and frame

Painting
*     paint walls two coats, latex eggshell
*     paint door frames and touch up doors

Ceilings
*     patch back grid at demising walls
*     replace damaged ceiling tiles as required

Plumbing and Sprinkler
*     excludes all plumbing and sprinkler work

Flooring
*     furnish and install 26 ounce level loop carpet at main room and first room
*     furnish and install 4" vinyl base
*     furnish and install Tarkctt VCT in computer room
*     patch flooring at removed hallway partition

HVAC
*     add required ductwork to serve new and old computer rooms
*     install six diffusers and one thermostat
*     start up, test, and air balance

* excludes removal or relocation of any existing HVAC equipment excludes any hook up of existing HVAC equipment

Electrical
*     rework electrical as required at demolished walls
* add specified outlets per renovation list, excludes the 400 volt, triple phase 15 amp outlets
*     existing panels to remain as is
*     phone and data excluded

General Conditions
*     building permit is included
*     includes supervision
*     includes insurance
*     includes progress cleaning and broom clean at completion
*     excludes cost of stamped architectural plans

The revised cost of construction as listed above is twenty thousand eight hundred twenty dollars (20,820.), subject to additions and deductions. The payment terms are net ten days from invoice. Invoicing to be as work progresses. We expect to need three weeks for construction.

This proposal presented in outline form, more detail available upon request.



_____________________________                 _________________________________
Meredith and Grew, Inc.                       Chapman Construction/Design, Inc.
by Karen L. Heinick, RPA                      by John J. Ferreira